Exhibit 99.1
PepsiCo Reports Third-Quarter 2019 Results; Updates Full-Year Organic Revenue Growth Target
Reported (GAAP) Third-Quarter and Year-to-Date 2019 Results

	Third Quarter	Year-to-Date
Net revenue growth	4.3%	3.1%
Foreign exchange impact on net revenue	(1)%	(2)%
Earnings per share (EPS)	$1.49	$3.94
EPS performance	(15)%	(1)%
Foreign exchange impact on EPS	(1)%	(2)%
Organic/Core (non-GAAP)1 Third-Quarter and Year-to-Date 2019 Results

	Third Quarter	Year-to-Date
Organic revenue growth	4.3%	4.6%
Core EPS	$1.56	$4.07
Core constant currency EPS change	(1)%	(0.5)%
PURCHASE, N.Y. - October 3, 2019 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2019.
“We are pleased with our results for the third quarter,” said Chairman and CEO Ramon Laguarta. “While adverse foreign exchange translation negatively impacted reported net revenue performance, organic revenue growth was 4.3% in the quarter.”
Laguarta continued, “We are making good progress against our strategic priorities and our businesses are performing well as we continue to make the necessary investments in our capabilities, brands, manufacturing and go-to-market capacity to propel our future growth. Given our performance year-to-date, we now expect to meet or exceed our full-year organic revenue growth target of 4%.”

1 Please refer to the Glossary for definitions of non-GAAP financial measures, including “Organic,” “Core” and “Constant Currency,” and to “2019 Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2019 financial targets. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in GAAP results, including the impact of foreign exchange and mark-to-market adjustments. Please refer to PepsiCo’s Form 10-Q filed with the SEC on October 3, 2019 for additional information regarding PepsiCo’s financial results for the 12 and 36 weeks ended September 7, 2019.

1

Summary Third-Quarter 2019 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snacks	Beverages
FLNA	5.5	—	—	5.5	1.5
QFNA	1.5	—	—	1	(1)
PBNA	3.5	—	(1)	3		(1)
LatAm	2	2	—	4	(3)	5
ESSA	6	4	(5)	4	—	(1)
AMENA	5	1	3.5	9	8	4
Total	4	1	(1)	4	1	2

Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	4	1	—	5
QFNA	(12)	1	—	(11)
PBNA	(9)	2	—	(7)
LatAm	(3)	6	1	5
ESSA	8	0.5	4	13
AMENA	15	3	1	19
Corporate Unallocated Expenses	10	10	—	20
Total	—	1	1	3

EPS	(15)	13	1	(1)

Note: Rows may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

2

Summary Year-to-Date 2019 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snacks	Beverages
FLNA	5	—	—	5	1
QFNA	1	—	(0.5)	1	(1)
PBNA	3	—	(0.5)	2		(1.5)
LatAm	2	6	—	8	—	5
ESSA	3	7	(5)	5	1	1
AMENA	1	3	3	8	6	2
Total	3	2	(1)	5	1	1

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	6	0.5	—	7
QFNA	(12)	—	—	(11)
PBNA	(6)	1	—	(5)
LatAm	6	3.5	3	12
ESSA	(3)	9	8	14
AMENA	(11)	6	2.5	(3)
Corporate Unallocated Expenses	3	9	—	12
Total	(1)	2	2	2

EPS	(1)	(1.5)	2	(0.5)

Note: Rows may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

3

2019 Guidance and Outlook

The Company provides guidance on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and mark-to-market impacts.
The Company now expects to meet or exceed its full-year organic revenue growth target of 4 percent.

Consistent with its previous guidance for 2019, the Company continues to expect:

•	A core effective tax rate of approximately 21 percent.

•
A decline in core constant currency EPS of approximately 1 percent, which incorporates lapping a number of 2018 strategic asset-sale and refranchising gains, the expected increased core effective tax rate, and expected 2019 incremental investments to strengthen the business.

•	Approximately $9 billion in cash from operating activities and free cash flow of approximately $5 billion, which assumes net capital spending of approximately $4.5 billion.

•	Total cash returns to shareholders of approximately $8 billion, comprised of dividends of approximately $5 billion and share repurchases of approximately $3 billion.
Applying current market consensus rates implies a 2-percentage-point foreign exchange translation headwind to both reported net revenue and EPS performance. This assumption and the guidance above implies 2019 core earnings per share of $5.50, a 3 percent decrease compared to 2018 core earnings per share of $5.66.
Conference Call:
At 7:45 a.m. (Eastern Time) today, the Company will host a conference call with investors and financial analysts to discuss third quarter 2019 results and the outlook for 2019. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investors	Media
	investor@pepsico.com	pepsicomediarelations@pepsico.com

4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/7/2019	9/8/2018	9/7/2019	9/8/2018
Net Revenue	$17,188	$16,485	$46,521	$45,137
Cost of sales	7,694	7,527	20,786	20,445
Gross profit	9,494	8,958	25,735	24,692
Selling, general and administrative expenses	6,639	6,114	18,143	17,013
Operating Profit	2,855	2,844	7,592	7,679
Other pension and retiree medical benefits income	38	74	163	231
Interest expense	(262)	(302)	(790)	(904)
Interest income and other	38	81	139	248
Income before income taxes	2,669	2,697	7,104	7,254
Provision for income taxes	559	188	1,529	1,562
Net income	2,110	2,509	5,575	5,692
Less: Net income attributable to noncontrolling interests	10	11	27	31
Net Income Attributable to PepsiCo	$2,100	$2,498	$5,548	$5,661

Diluted
Net income attributable to PepsiCo per common share	$1.49	$1.75	$3.94	$3.97
Weighted-average common shares outstanding	1,405	1,424	1,409	1,427

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/7/2019	9/8/2018	9/7/2019	9/8/2018
Net Revenue
Frito-Lay North America	$4,105	$3,891	$11,930	$11,345
Quaker Foods North America	576	567	1,710	1,695
PepsiCo Beverages North America	5,643	5,456	15,475	15,064
Latin America	1,904	1,868	5,031	4,935
Europe Sub-Saharan Africa	3,347	3,161	8,173	7,945
Asia, Middle East and North Africa	1,613	1,542	4,202	4,153
Total	$17,188	$16,485	$46,521	$45,137

Operating Profit (a)
Frito-Lay North America	$1,286	$1,241	$3,694	$3,491
Quaker Foods North America	126	143	391	443
PepsiCo Beverages North America	640	703	1,719	1,838
Latin America	277	284	785	742
Europe Sub-Saharan Africa	474	439	965	995
Asia, Middle East and North Africa	357	311	883	994
Corporate Unallocated Expenses	(305)	(277)	(845)	(824)
Total	$2,855	$2,844	$7,592	$7,679

(a)
For a discussion of reported operating profit performance, please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 7, 2019 (Q3 2019 Form 10-Q), filed with the U.S. Securities and Exchange Commission on October 3, 2019.

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	36 Weeks Ended
	9/7/2019	9/8/2018
Operating Activities
Net income	$5,575	$5,692
Depreciation and amortization	1,634	1,636
Share-based compensation expense	169	203
Restructuring and impairment charges	282	79
Cash payments for restructuring charges	(248)	(179)
Pension and retiree medical plan expenses	165	147
Pension and retiree medical plan contributions	(391)	(1,664)
Deferred income taxes and other tax charges and credits	195	(609)
Tax (benefits)/net tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	(29)	854
Tax payments related to the TCJ Act	(393)	(41)
Change in assets and liabilities:
Accounts and notes receivable	(1,716)	(1,299)
Inventories	(573)	(362)
Prepaid expenses and other current assets	(264)	(158)
Accounts payable and other current liabilities	80	116
Income taxes payable	347	674
Other, net	230	(357)
Net Cash Provided by Operating Activities	5,063	4,732

Investing Activities
Capital spending	(1,959)	(1,578)
Sales of property, plant and equipment	63	119
Acquisition of SodaStream International Ltd. (SodaStream)	(1,905)	—
Other acquisitions and investments in noncontrolled affiliates	(723)	(253)
Divestitures	253	294
Short-term investments, by original maturity:
More than three months - purchases	—	(5,637)
More than three months - maturities	8	11,874
More than three months - sales	3	772
Three months or less, net	13	7
Other investing, net	(38)	—
Net Cash (Used for)/Provided by Investing Activities	(4,285)	5,598

Financing Activities
Proceeds from issuances of long-term debt	3,098	—
Payments of long-term debt	(2,954)	(2,506)
Short-term borrowings, by original maturity:
More than three months - proceeds	6	2
More than three months - payments	—	(17)
Three months or less, net	94	(1,384)
Cash dividends paid	(3,971)	(3,621)
Share repurchases - common	(2,268)	(1,442)
Share repurchases - preferred	—	(2)
Proceeds from exercises of stock options	282	215
Withholding tax payments on restricted stock units, performance stock units and PepsiCo equity performance units converted	(100)	(93)
Other financing	(16)	(23)
Net Cash Used for Financing Activities	(5,829)	(8,871)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(11)	(73)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(5,062)	1,386
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	10,769	10,657
Cash and Cash Equivalents and Restricted Cash, End of Period	$5,707	$12,043

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	(unaudited)
	9/7/2019	12/29/2018
ASSETS
Current Assets
Cash and cash equivalents	$5,494	$8,721
Short-term investments	287	272
Restricted cash	127	1,997
Accounts and notes receivable, net	8,735	7,142
Inventories:
Raw materials and packaging	1,509	1,312
Work-in-process	316	178
Finished goods	1,842	1,638
	3,667	3,128
Prepaid expenses and other current assets	888	633
Total Current Assets	19,198	21,893
Property, Plant and Equipment, net	17,586	17,589
Amortizable Intangible Assets, net	1,437	1,644
Goodwill	15,338	14,808
Other indefinite-lived intangible assets	14,375	14,181
Indefinite-Lived Intangible Assets	29,713	28,989
Investments in Noncontrolled Affiliates	2,690	2,409
Deferred Income Taxes	4,340	4,364
Other Assets	2,480	760
Total Assets	$77,444	$77,648

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$2,924	$4,026
Accounts payable and other current liabilities	17,207	18,112
Total Current Liabilities	20,131	22,138
Long-Term Debt Obligations	29,630	28,295
Deferred Income Taxes	3,643	3,499
Other Liabilities	9,816	9,114
Total Liabilities	63,220	63,046

Commitments and contingencies

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,396 and 1,409 shares, respectively)	23	23
Capital in excess of par value	3,842	3,953
Retained earnings	61,514	59,947
Accumulated other comprehensive loss	(15,126)	(15,119)
Repurchased common stock, in excess of par value (471 and 458 shares, respectively)	(36,124)	(34,286)
Total PepsiCo Common Shareholders’ Equity	14,129	14,518
Noncontrolling interests	95	84
Total Equity	14,224	14,602
Total Liabilities and Equity	$77,444	$77,648

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results, free cash flow and organic results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; amounts associated with mergers, acquisitions, divestitures and other structural changes; debt redemptions, cash tender or exchange offers; pension and retiree medical related items; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers, retailers and independent distributors.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 and 36 weeks ended September 7, 2019 and September 8, 2018, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2019 Form 10-Q. For further information regarding these excluded items for the year ended December 29, 2018, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plans publicly announced on February 15, 2019 and in 2014.

Inventory fair value adjustments and merger and integration charges
Charges largely related to our acquisition of Sodastream, including incremental costs related to fair value adjustments to the acquired inventory, as well as merger and integration charges.
Tax benefit/net tax expense related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. Among its many provisions, the TCJ Act imposed a mandatory one-time transition tax on undistributed international earnings and reduced the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
While our accounting for the recorded impact of the TCJ Act as of December 29, 2018 was deemed to be complete, this amount was based on prevailing regulations and available information as of December 29, 2018, and additional guidance issued by the Internal Revenue Service (IRS) impacted, and may continue to impact, our recorded amounts after December 29, 2018.
Other net tax benefits
In the year ended December 29, 2018, other net tax benefits related to the reorganization of our international operations and non-cash tax benefits associated with both the conclusion of certain international tax audits and our agreement with the IRS resolving all open matters related to the audits of taxable years 2012 and 2013.
Charges related to cash tender and exchange offers
In the year ended December 29, 2018, interest expense in connection with our cash tender and exchange offers, primarily representing the tender price paid over the carrying value of the tendered notes.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
Free cash flow is used by us primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation.

2019 guidance
Our 2019 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2019 core tax rate guidance and 2019 core constant currency EPS performance guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2019 core constant currency EPS performance guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2019 organic revenue growth to our full year projected 2019 reported net revenue growth because we are unable to predict the 2019 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also unable to reconcile our full year projected 2019 core tax rate to our full year projected 2019 reported tax rate, or our full year projected 2019 core constant currency EPS performance to our full year projected 2019 reported EPS performance, because we are unable to predict the 2019 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 36 Weeks Ended September 7, 2019
(unaudited)

	12 Weeks Ended 9/7/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure	Volume(a)	Effective net pricing
Frito-Lay North America	5.5%	—	—	5.5%	2	3.5
Quaker Foods North America	1.5%	—	—	1%	(1)	2
PepsiCo Beverages North America	3.5%	—	(1)	3%	(1)	3
Latin America	2%	2	—	4%	(3)	7
Europe Sub-Saharan Africa	6%	4	(5)	4%	(2)	6
Asia, Middle East and North Africa	5%	1	3.5	9%	7	3
Total	4%	1	(1)	4%	—	4

	36 Weeks Ended 9/7/2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure	Volume(a)	Effective net pricing
Frito-Lay North America	5%	—	—	5%	2	3.5
Quaker Foods North America	1%	—	(0.5)	1%	(1)	1
PepsiCo Beverages North America	3%	—	(0.5)	2%	(1.5)	4
Latin America	2%	6	—	8%	—	7
Europe Sub-Saharan Africa	3%	7	(5)	5%	(1)	6
Asia, Middle East and North Africa	1%	3	3	8%	6	2
Total	3%	2	(1)	5%	—	4

(a)
Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Summary Third Quarter 2019 Performance and Summary Year-to-Date 2019 Performance tables on pages 2 and 3, respectively, due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our Company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 and 36 Weeks Ended September 7, 2019
(unaudited)

	12 Weeks Ended 9/7/2019
		Impact of Items Affecting Comparability						Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Provisional net tax expense related to the TCJ Act	Tax benefit	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4%	—	1	—	—	—	5%	—	5%
Quaker Foods North America	(12)%	—	1	—	—	—	(11)%	—	(11)%
PepsiCo Beverages North America	(9)%	—	2	—	—	—	(7)%	—	(7)%
Latin America	(3)%	—	6	—	—	—	4%	1	5%
Europe Sub-Saharan Africa	8%	—	—	1	—	—	9%	4	13%
Asia, Middle East and North Africa	15%	—	3	—	—	—	18%	1	19%
Corporate Unallocated Expenses	10%	11	(1)	—	—	—	20%	—	20%
Total Operating Profit	—%	(1)	2	—	—	—	2%	1	3%
Net Income Attributable to PepsiCo	(16)%	(1)	2	—	(3)	14	(3)%	1	(2)%
Net Income Attributable to PepsiCo per common share – diluted	(15)%	(1)	2	—	(3)	14	(2)%	1	(1)%

	36 Weeks Ended 9/7/2019
		Impact of Items Affecting Comparability						Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Tax benefits/provisional net tax expense related to the TCJ Act	Tax benefits	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	6%	—	0.5	—	—	—	6%	—	7%
Quaker Foods North America	(12)%	—	—	—	—	—	(11)%	—	(11)%
PepsiCo Beverages North America	(6)%	—	1	—	—	—	(5)%	—	(5)%
Latin America	6%	—	3.5	—	—	—	9%	3	12%
Europe Sub-Saharan Africa	(3)%	—	—	9	—	—	6%	8	14%
Asia, Middle East and North Africa	(11)%	—	6	—	—	—	(5)%	2.5	(3)%
Corporate Unallocated Expenses	3%	14	(5)	—	—	—	12%	—	12%
Total Operating Profit	(1)%	(1)	2	1	—	—	1%	2	2%
Net Income Attributable to PepsiCo	(2)%	(1)	2	1	(14)	11	(3.5)%	2	(2)%
Net Income Attributable to PepsiCo per common share – diluted	(1)%	(1)	3	1	(14)	11	(2)%	2	(0.5)%

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended September 7, 2019 and September 8, 2018
(in millions except per share amounts, unaudited)

	12 Weeks Ended 9/7/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,694	$9,494	$6,639	$2,855	$38	$559	$2,100	$1.49	21.0%
Items Affecting Comparability
Mark-to-market net impact	(13)	13	9	4	—	1	3	—	—
Restructuring and impairment charges	(10)	10	(83)	93	5	16	82	0.06	(0.2)
Inventory fair value adjustments and merger and integration charges	—	—	(7)	7	—	1	6	—	—
Core, Non-GAAP Measure (a)	$7,671	$9,517	$6,558	$2,959	$43	$577	$2,191	$1.56	20.8%

	12 Weeks Ended 9/8/2018
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,527	$8,958	$6,114	$2,844	$188	$11	$2,498	$1.75	7.0%
Items Affecting Comparability
Mark-to-market net impact	(31)	31	2	29	6	—	23	0.02	—
Restructuring and impairment charges	—	—	(35)	35	3	1	31	0.02	(0.1)
Provisional net tax expense related to the TCJ Act	—	—	—	—	(76)	—	76	0.05	(2.8)
Tax benefit	—	—	—	—	364	—	(364)	(0.26)	13.5
Core, Non-GAAP Measure (a)	$7,496	$8,989	$6,081	$2,908	$485	$12	$2,264	$1.59	17.6%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax benefit/charge on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
36 Weeks Ended September 7, 2019 and September 8, 2018
(in millions except per share amounts, unaudited)

	36 Weeks Ended 9/7/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$20,786	$25,735	$18,143	$7,592	$1,529	$27	$5,548	$3.94	21.5%
Items Affecting Comparability
Mark-to-market net impact	19	(19)	31	(50)	(12)	—	(38)	(0.03)	—
Restructuring and impairment charges	(100)	100	(182)	282	57	4	221	0.16	(0.1)
Inventory fair value adjustments and merger and integration charges	(34)	34	(12)	46	8	—	38	0.03	—
Tax benefits related to the TCJ Act	—	—	—	—	29	—	(29)	(0.02)	0.4
Core, Non-GAAP Measure (a)	$20,671	$25,850	$17,980	$7,870	$1,611	$31	$5,740	$4.07	21.8%

	36 Weeks Ended 9/8/2018
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$20,445	$24,692	$17,013	$7,679	$231	$1,562	$31	$5,661	$3.97	21.5%
Items Affecting Comparability
Mark-to-market net impact	(51)	51	(6)	57	—	14	—	43	0.03	—
Restructuring and impairment charges	—	—	(75)	75	4	12	1	66	0.05	—
Provisional net tax expense related to the TCJ Act	—	—	—	—	—	(854)	—	854	0.60	(11.8)
Tax benefits	—	—	—	—	—	678	—	(678)	(0.48)	9.3
Core, Non-GAAP Measure (a)	$20,394	$24,743	$16,932	$7,811	$235	$1,412	$32	$5,946	$4.17	19.1%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax benefit/charge on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended September 7, 2019 and September 8, 2018
(in millions, unaudited)

	12 Weeks Ended 9/7/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,286	$—	$16	$—	$1,302
Quaker Foods North America	126	—	2	—	128
PepsiCo Beverages North America	640	—	26	—	666
Latin America	277	—	22	—	299
Europe Sub-Saharan Africa	474	—	14	7	495
Asia, Middle East and North Africa	357	—	10	—	367
Corporate Unallocated Expenses	(305)	4	3	—	(298)
Total	$2,855	$4	$93	$7	$2,959

	12 Weeks Ended 9/8/2018
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,241	$—	$—	$1,241
Quaker Foods North America	143	—	—	143
PepsiCo Beverages North America	703	—	12	715
Latin America	284	—	4	288
Europe Sub-Saharan Africa	439	—	17	456
Asia, Middle East and North Africa	311	—	2	313
Corporate Unallocated Expenses	(277)	29	—	(248)
Total	$2,844	$29	$35	$2,908

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
36 Weeks Ended September 7, 2019 and September 8, 2018
(in millions, unaudited)

	36 Weeks Ended 9/7/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,694	$—	$22	$—	$3,716
Quaker Foods North America	391	—	2	—	393
PepsiCo Beverages North America	1,719	—	42	—	1,761
Latin America	785	—	43	—	828
Europe Sub-Saharan Africa	965	—	73	45	1,083
Asia, Middle East and North Africa	883	—	63	—	946
Corporate Unallocated Expenses	(845)	(50)	37	1	(857)
Total	$7,592	$(50)	$282	$46	$7,870

	36 Weeks Ended 9/8/2018
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,491	$—	$4	$3,495
Quaker Foods North America	443	—	—	443
PepsiCo Beverages North America	1,838	—	23	1,861
Latin America	742	—	16	758
Europe Sub-Saharan Africa	995	—	25	1,020
Asia, Middle East and North Africa	994	—	6	1,000
Corporate Unallocated Expenses	(824)	57	1	(766)
Total	$7,679	$57	$75	$7,811

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/7/2019		9/7/2019
Reported gross margin growth	90	bps	61	bps
Mark-to-market net impact	(12)		(15)
Restructuring and impairment charges	6		22
Inventory fair value adjustments and merger and integration charges	—		7
Core gross margin growth	84	bps	75	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/7/2019		9/7/2019
Reported operating margin growth	(64)	bps	(69)	bps
Mark-to-market net impact	(15)		(23)
Restructuring and impairment charges	33		44
Inventory fair value adjustments and merger and integration charges	4		10
Core operating margin growth	(42)	bps	(39)	bps
Fiscal 2018 Diluted EPS Reconciliation

Year Ended
12/29/2018
Reported diluted EPS	$8.78
Mark-to-market net impact	0.09
Restructuring and impairment charges	0.18
Merger and integration charges	0.05
Net tax benefit related to the TCJ Act	(0.02)
Other net tax benefits	(3.55)
Charges related to cash tender and exchange offers	0.13
Core diluted EPS	$5.66
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2019
	Guidance
Net cash provided by operating activities	$	~	9
Net capital spending		~	(4.5)
Free cash flow	$	~	5

Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2019 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in laws related to the use or disposal of plastics or other packaging of PepsiCo’s products; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; PepsiCo’s ability to compete effectively; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or operating model; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete, integrate or manage acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws, including as a result of enactment and implementation of the Switzerland Federal Act on Tax Reform and AHV Financing, or disagreements with tax authorities; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of, or a significant reduction in sales to, any key customer; disruption to the retail landscape, including rapid growth in hard discounters and the e-commerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.